Exhibit 4.1

EXECUTION COPY

AMERICAN FINANCIAL REALTY TRUST

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

INDENTURE

Dated as of

July 9, 2004

4.375% Convertible Senior Notes due 2024

EXECUTION COPY

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
§310(a)(1)	8.09
(a)(2)	8.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	8.08
(c)	N.A.
§311(a)	8.13
(b)	8.13
(c)	N.A.
§312(a)	6.01; 6.02
(b)	N.A.
(c)	N.A.
§313(a)	6.03
(b)	N.A.
(c)	6.03
(d)	6.03
§314(a)	6.04
(b)	N.A.
(c)(1)	16.05
(c)(2)	16.05
(c)(3)	N.A.
(d)	N.A.
(e)	16.05
(f)	N.A.
§315(a)	8.01; 8.02
(b)	7.08
(c)	7.06
(d)	8.01; 806
(e)	7.09
§316(a)(1)	7.07
(a)(2)	11.02
(b)	N.A.
(c)	9.01
§317(a)(1)	7.02
(a)(2)	7.02
(b)	5.04
§318(a)	16.08

N.A. means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

EXECUTION COPY

Section 16.12.	Authenticating Agent	92
Section 16.13.	Execution in Counterparts	93
Section 16.14.	Severability	93

Exhibit A	Form of Note	A-1

v

EXECUTION COPY

INDENTURE

INDENTURE dated as of July 9, 2004 between American Financial Realty Trust, a real estate investment trust incorporated under the laws of the State of Maryland (hereinafter called the “Company”), having its principal office at 1725 The Fairway, Jenkintown, Pennsylvania, 19046 and Deutsche Bank Trust Company Americas, as trustee hereunder (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 4.375% Convertible Senior Notes due 2024 (hereinafter called the “Notes”), and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of change in control repurchase election, a form of Company repurchase election and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Acceleration Notice” has the meaning specified in Section 7.01.

“Accepted Purchased Shares” has the meaning specified in Section 15.05(f).

“Additional Shares” has the meaning specified in Section 15.01(d).

“Adjustment Event” has the meaning specified in Section 15.05(l).

“Agent Members” has the meaning specified in Section 2.05(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Share Price” has the meaning specified in Section 15.01(a)(iii).

“Beneficial Owner” shall be determined in accordance with Rule 13d-3 and Rule 13d-5 promulgated by the Commission under the Exchange Act or any successor provision, except that: (i) a person shall be deemed to have “Beneficial Ownership” of all Common Shares that the Person has the right to acquire, whether exercisable immediately or only after the passage of time and (ii) any percentage of “Beneficial Ownership” shall be determined using the definition in clause (i) in both the numerator and the denominator.

“Board of Trustees” means the Board of Trustees of the Company or a committee of such Board duly authorized to act for it hereunder.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“capital stock” of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Change in Control” means the occurrence of one or more of the following events:

(a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the properties and assets of the Company, to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a “Group”);

(b) the approval by the holders of the capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with this Indenture;

(c) any Person or Group, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, becomes the Beneficial Owner, directly or indirectly, of shares of capital stock of the Company entitling such Person or Group to exercise in excess of 50% of the aggregate ordinary voting power of all voting shares of the Company; or

(d) the first day on which a majority of the members of the Board of Trustees are not Continuing Trustees.

“Change in Control Repurchase Date” has the meaning specified in Section 3.05(a).

“Change in Control Repurchase Election” has the meaning specified in Section 3.05(c).

“Change in Control Repurchase Notice” has the meaning specified in Section 3.05(b).

“Change in Control Repurchase Price” has the meaning provided in Section 3.05(a).

“Commission” means the Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Share” means any share of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common shares of the Company at the date of this Indenture (namely, the Common Shares of beneficial interest, par value of $0.001 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common Share Price” means the price per Common Share paid in connection with a corporate transaction described in Section 15.01(b)(ii) hereof, which shall be equal to (i) if holders of Common Shares receive only cash in such corporate transaction, the cash amount paid per Common Share and (ii) in all other cases, the average of the Last Reported Common Share Prices of Common Shares on the five Trading Days up to but not including the Effective Date.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 12 and Section 15.06, shall include its successors and assigns.

“Company Repurchase Date” has the meaning specified in Section 3.06(a).

“Company Repurchase Election” has the meaning specified in Section 3.06(c).

“Company Repurchase Notice” has the meaning specified in Section 3.06(b).

“Company Repurchase Price” has the meaning specified in Section 3.06(a).

“Continuing Trustee” means a trustee who was a member of the Board of Trustees on the date of this Indenture or who becomes a trustee subsequent to such date and whose election, appointment or nomination for election by the shareholders of the Company is duly approved by a majority of the Continuing Trustees on the Board of Trustees at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Trustees in which such individual is named as nominee for election.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

“Conversion Date” has the meaning specified in Section 15.02.

“Conversion Obligation” has the meaning specified in Section 15.03(a).

“Conversion Price” means $17.84 per Common Share as of the date of this Indenture, subject to the adjustments described in Section 15.05.

“Conversion Rate” means the number of Common Shares equal to $1,000 divided by the Conversion Price, which shall be approximately 56.0538 as of the date of this Indenture.

“Conversion Retraction Period” has the meaning specified in Section 15.03(a).

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 60 Wall Street – 27th Floor, Mail Stop – NYC60 –2710, New York, NY 10005, Attention: Trust and Securities Services, or at any other address as the Trustee may designate from time to time by notice to the holders.

“Current Market Price” shall mean the average of the daily Last Reported Common Share Price for the ten (10) consecutive Trading Days ending on the earlier of the day in question and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation. For purpose of this definition, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade, regular way, on the relevant exchange or in the relevant market from which the Last Reported Common Share Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

“Custodian” means Deutsche Bank Trust Company Americas, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Determination Date” has the meaning specified in Section 15.05(l).

“Distributed Assets” has the meaning specified in Section 15.05(c).

“Dividend Threshold Amount” has the meaning specified in Section 15.05(e).

“Effective Conversion Price” means, as of any date of determination, a dollar amount per share (initially $17.84) derived by dividing $1,000 by the Conversion Rate then in effect (assuming a Conversion Date eight Trading Days prior to the date of determination).

“Effective Date” has the meaning specified in Section 15.01(b).

“Event of Default” means any event specified in Section 7.01 as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” means, with respect to any issuance or distribution on Common Shares, the first date upon which a sale of the Common Shares does not automatically transfer the right to receive such issuance or distribution from the seller of the Common Shares to the buyer.

“Expiration Time” has the meaning specified in Section 15.05(d).

“Global Note” has the meaning specified in Section 2.02.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means each of Deutsche Bank Securities Inc. and Banc of America Securities LLC, (each an “Initial Purchaser”).

“Interest” means, when used with reference to the Notes, any regular interest payable under the terms of the Notes, including Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

“Interest Payment Date” means January 15 and July 15 of each year, commencing January 15, 2005.

“Last Reported Common Share Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Shares are traded or, if the Common Shares are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “Last Reported Common Share Price” will be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Shares are not so quoted, the “Last Reported Common Share Price” will be the average of the mid-point of the last bid and asked prices for the Common Shares on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Liquidated Damages” has the meaning specified for “Liquidated Damages” in Section 3(a) of the Registration Rights Agreement.

“Liquidated Damages Notice” has the meaning specified in Section 5.09.

“Measurement Period” has the meaning specified in Section 15.01(a)(iii).

“non-electing share” has the meaning specified in Section 15.06.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

“Note Register” has the meaning specified in Section 2.05.

“Note Registrar” has the meaning specified in Section 2.05.

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Obligations” means all unpaid principal of, and premium, if any, and accrued and unpaid Interest on a Note.

“Offer Expiration Time” has the meaning specified in Section 15.05(f).

“Offering Memorandum” means the Offering Memorandum of the Company, dated June 24, 2004, relating to $300,000,000 aggregate principal amount of its 4.375% Convertible Senior Notes due 2024.

“Officers’ Certificate”, when used with respect to the Company, means a certificate signed by any two of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or the Secretary of the Company; provided that the Officers’ Certificate delivered on the date hereof pursuant to Section 16.05 may be signed by any one of the foregoing.

“Operating Partnership” means First States Group, L.P., a Delaware limited partnership.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

“Original Issue Date” of a Note means July 9, 2004.

“Outstanding”, when used with reference to Notes and subject to the provisions of Section 9.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise defeased in accordance with Article 13;

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d) Notes converted into Common Shares, cash or a combination of cash and Common Shares pursuant to Article 15 and Notes deemed not Outstanding pursuant to Article 3.

“Partial Cash Amount” has the meaning specified in Section 15.03(a).

“Paying Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for payment.

“Payment Default” has the meaning specified in Section 7.01(e).

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Portal Market” means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“Pre-Dividend Sale Price” has the meaning specified in Section 15.05(e).

“Principal Value Conversion” has the meaning specified in Section 15.01(a)(iii).

“Purchase Agreement” means the Purchase Agreement, as amended, dated as of June 24, 2004 among the Company, the Operating Partnership and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Purchased Shares” has the meaning specified in Section 15.05(d).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” has the meaning specified in Section 3.02(a).

“Redemption Notice” has the meaning specified in Section 3.02(a).

“Redemption Price” has the meaning specified in Section 3.01.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 9, 2004, among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on January 1 or July 1, as applicable, preceding such Interest Payment Date (whether or not a Business Day).

“Repurchase Date” means the Change in Control Repurchase Date or the Company Repurchase Date, as applicable.

“Repurchase Election” means the Change in Control Repurchase Election or the Company Repurchase Election, as applicable.

“Repurchase Price” means the Change in Control Repurchase Price or the Company Repurchase Price, as applicable.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 7.08 and 8.01(b), also means any other officer or person performing similar functions to whom any corporate trust matter is referred because of such person’s knowledge of any familiarity with the particular subject.

“Restricted Securities” has the meaning specified in Section 2.05(b).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Settlement Notice Period” has the meaning specified in Section 15.03(a).

“Significant Subsidiaries” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

“Special Record Date” has the meaning specified in Section 2.03.

“Spinoff Valuation Period” has the meaning specified in Section 15.05(c).

“Stated Maturity” means July 15, 2024.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Tax Original Issue Discount” means the amount of ordinary interest income on a Note that must be accrued as original issue discount for United States Federal income tax purposes pursuant to Section 1272 of the Internal Revenue Code of 1986, as amended.

“Trading Day” means a day during which trading in the Common Shares generally occurs and a closing price for the Common Shares is provided on the New York Stock Exchange or, if the Common Shares are not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded.

“Trading Price” on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include the Initial Purchasers; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one such bid or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will be determined in good faith by the Trustee, taking into account in such determination such factors as it, in its sole discretion after consultation with the Company, deems appropriate.

“Trigger Event” has the meaning specified in Section 15.05(c).

“Trust Indenture Act”, or “TIA”, means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 11.03 and 15.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Deutsche Bank Trust Company Americas and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF NOTES

Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as “4.375% Convertible Senior Notes due 2024”. The Indenture

does not limit the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture. Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Company in any principal amount and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chief Executive Officer, its President, its Chief Operating Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), without any further action by the Company hereunder; provided that any such issuance of Notes is on the same terms, has the same CUSIP number and is part of the same issue for U.S. federal income tax purposes as the Notes issued on the Original Issue Date.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by ☐, all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in ☐, beneficial holders of a Global Note shall not be entitled to have certificates in their name, shall not receive or be entitled to receive physical delivery of certificates in definitive form and shall not be considered holders of such Global Note.

Any Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal and interest on any Global Note shall be made to the holder of such Note.

Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in fully registered form without interest coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear Interest    , payable semiannually in arrears on January 15 and July 15 of each year, from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date with respect to an Interest Payment Date (whether or not such day is a Business Day) shall be entitled to receive the Interest payable on such Interest Payment Date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the Redemption Date or the Repurchase Date, as the case may be, falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the full semi-annual payment of interest becoming due on such Interest Payment Date shall be payable to the holders of such Notes registered as such on the corresponding Regular Record Date). Notwithstanding the foregoing, if any Note (or portion thereof) is converted into Common Shares, cash or a combination of cash and Common Shares during the period after a Regular Record Date up to, but not including, the next succeeding Interest Payment Date and such Note (or portion thereof) has been called or tendered for redemption on a Redemption Date which occurs during such period, the Company shall not be required to pay interest on such Interest Payment Date in respect of any such Note (or portion thereof), except as provided in Section 15.02. Interest shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee in the Borough of Manhattan in New York City. The Company shall pay Interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written notice, by wire transfer in immediately available funds to an account in North America, if such Person is entitled to Interest on Notes with an aggregate principal amount in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any January 15 or July 15, pursuant to the terms set forth herein (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant Regular Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which shall be the date fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.12), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer. • The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously Outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Noteholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding any selection of Notes to be redeemed, (b) any Notes or portions thereof called for redemption pursuant to Section 3.01 (c) any Notes or portions thereof surrendered for conversion pursuant to Article 15, (d) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05 or (e) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.

(a) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless • the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor depositary has not been appointed by the Company within ninety (90) days or (ii) has ceased to be a clearing agency registered under the Exchange Act and a successor depository has not been appointed by the Company within ninety (90) days, • an Event of Default has occurred and is continuing or, • to the extent permitted by the Depositary, the Company determines at any time that the Notes shall no longer be represented by Global Notes and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in the Global Notes from such Depositary following notification by the Depositary of their right to do so. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial holder of any Note.

(vi) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(b) Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any Common Shares issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.05(b) and 2.05(d), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF AMERICAN FINANCIAL REALTY TRUST (THE “COMPANY”) THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. SOLELY FOR PURPOSES OF APPLYING THE RELEVANT U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES, THE ISSUE PRICE OF EACH NOTE IS $980.00 PER $1,000.00 OF ORIGINAL PRINCIPAL AMOUNT, THE ISSUE DATE IS JULY 9, 2004 AND THE YIELD TO MATURITY IS 4.894% PER ANNUM, COMPOUNDED SEMI-ANNUALLY. IF THE NOTE IS NOT REPURCHASED ON OR BEFORE JULY 15, 2009, THEN SOLELY FOR PURPOSES OF APPLYING THE RELEVANT U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES, THE NOTE WILL BE TREATED AS IF IT WERE REPURCHASED ON THAT DATE AND A NEW NOTE ISSUED FOR AN AMOUNT EQUAL TO THE ADJUSTED ISSUE PRICE OF THE NOTE ON THAT DATE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED JULY 9, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(b). If the Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.05(b), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.05(b) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.05(b) is not then Outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

(c) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Shares issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Shares have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THESE SHARES IS HEREBY NOTIFIED THAT THE SELLER OF THESE SHARES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF AMERICAN FINANCIAL REALTY TRUST (THE “COMPANY”) THAT (A) THESE SHARES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN

A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THESE SHARES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE HOLDER OF THESE SHARES IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED JULY 9, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the restrictive legend required by this Section 2.05(c).

In addition, as required by the Company’s Declaration of Trust, each certificate representing Common Shares issued upon conversion of any Note shall bear a legend in substantially the following form, unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST’S DECLARATION OF TRUST, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF THE TRUST IN EXCESS OF 9.9 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING COMMON SHARES OF THE TRUST UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES OF THE TRUST IN EXCESS OF 9.9 PERCENT OF THE VALUE OF THE TOTAL OUTSTANDING

EQUITY SHARES OF THE TRUST, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES THAT WOULD RESULT IN THE TRUST BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE TRUST TO FAIL TO QUALIFY AS A REIT; (IV) NO PERSON MAY TRANSFER EQUITY SHARES IF SUCH TRANSFER WOULD RESULT IN EQUITY SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS; AND (V) NO PERSON MAY BENEFICIALLY OWN EQUITY SHARES THAT WOULD RESULT IN 25% OR MORE OF ANY CLASS OF EQUITY SHARES BEING BENEFICIALLY OWNED BY ONE OR MORE ERISA INVESTORS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES WHICH CAUSE OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE EQUITY SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE TRUST’S DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF EQUITY SHARES OF THE TRUST ON REQUEST AND WITHOUT CHARGE.

(d) Any Note or Common Shares issued upon the conversion of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Shares, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(e) The Company and the Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes, with respect to performance by the Depositary or any Agent Members of their respective obligations under the rules and procedures governing their operations or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to the Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Company and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Company and the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial holders of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Change in

Control (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Shares, cash or combination of cash and Common Shares shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers and/or similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and/or similar numbers.

Section 2.10. Ranking. The indebtedness of the Company arising under or in connection with this Indenture and every Outstanding Note issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such Indebtedness. The Notes will be effectively subordinated to the Company’s existing and future secured Indebtedness to the extent of the value of the assets securing such secured Indebtedness. For purposes of this Section 2.10 only, “Indebtedness” means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and (vi) all Indebtedness of others guaranteed by the Company or for which the Company is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

ARTICLE 3

REDEMPTION AND REPURCHASE OF NOTES

Section 3.01. Company’s Right to Redeem. Prior to July 20, 2009, the Notes will not be redeemable at the Company’s option. At any time on or after July 20, 2009 and prior to Stated Maturity, the Company, at its option, may redeem the Notes, in whole or in part, in accordance with the provisions of Section 3.02, Section 3.03 and Section 3.04 on the Redemption Date for a redemption price (the “Redemption Price”) in cash equal to 100% of the principal amount of the Notes to be redeemed together in each case with accrued and unpaid Interest on the Notes redeemed up to but not including the Redemption Date. The Notes are not subject to redemption through the operation of any sinking fund.

Section 3.02. Notice of Optional Redemption; Selection of Notes.

(a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request (which request must include the information listed in Section 3.02(b) and be received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a “Redemption Notice”) not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

(b) Each such Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP, ISIN or similar number or numbers of the Notes being redeemed, the Redemption Date (which shall be a Business

Day), the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that Interest accrued and unpaid up to but not including the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Notes or portions thereof into Common Shares will expire. If fewer than all the Notes are to be redeemed, the Redemption Notice shall identify the Notes to be redeemed (including CUSIP, ISIN or similar number or numbers, if any). In case any Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

(c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Shares) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price. Subject to the last sentence of Section 8.05, if any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.

(d) If the Company opts to redeem less than all of the Outstanding Notes, the Trustee shall select or cause to be selected the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.

Upon any redemption of less than all of the Outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and Outstanding at the time of redemption, treat as Outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as Outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.03. Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Shares pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, unless the Company shall default in the payment of the Redemption Price. Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of the Redemption Price), such Notes shall cease to be convertible into Common Shares and, except as provided in Section 8.05, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note or Notes so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any Redemption Notices during the continuance of a default in payment of Interest on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Note, compounded semi-annually, and such Note shall remain convertible into Common Shares, cash or a combination of cash and Common Shares until the principal and Interest shall have been paid or duly provided for. The Company will notify all of the holders if the Company redeems any of the Notes.

Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with Interest accrued and unpaid to, but excluding, the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Notes, together with Interest accrued and unpaid to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 15) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

Section 3.05. Repurchase of Notes by the Company at Option of Holders upon a Change in Control.

(a) If at any time that Notes remain Outstanding there shall have occurred a Change in Control, Notes shall be repurchased by the Company, at the option of the holder thereof, at a price in cash (the “Change in Control Repurchase Price”) equal to 100% of the aggregate principal amount of such Notes plus accrued and unpaid Interest thereon, up to but not including the date (the “Change in Control Repurchase Date”) fixed by the Company that is not less than 45 days nor more than 60 days after the date the Change in Control Repurchase Notice (as defined below) is given, subject to satisfaction by or on behalf of the holder of the requirements set forth in Section 3.05(c); provided that if the Change in Control Repurchase Date is between the close of business on an Interest Record Date and the opening of business on the related Interest Payment Date, accrued and unpaid Interest will be payable to the holders in whose names the Notes are registered at the close of business on the relevant Interest Record Date.

(b) Change in Control Repurchase Notice. In connection with any repurchase of Notes pursuant to this Section 3.05, the Company shall give written notice of the occurrence of a Change in Control, the repurchase right arising as a result thereof and the Change in Control Repurchase Date to the holders (the “Change in Control Repurchase Notice”). The Change in Control Repurchase Notice shall be sent by first-class mail to the Trustee and to each holder not more than 30 days after the occurrence of a Change in Control. Each Change in Control Repurchase Notice shall include a form of Change in Control Repurchase Election to be completed by a holder and shall state:

(i) the Change in Control Repurchase Price, the Conversion Price and, to the extent known at the time of such notice, the amount of accrued and unpaid Interest that will be payable with respect to the Notes on the Change in Control Repurchase Date;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Notes as to which a Change in Control Repurchase Election has been given may be converted into Common Shares only if such Change in Control Repurchase Election has been withdrawn in accordance with the terms of this Indenture;

(iv) that Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Repurchase Price and accrued and unpaid Interest;

(v) that the Change in Control Repurchase Price for any Notes as to which a Change in Control Repurchase Election has been given and not withdrawn, together with any accrued and unpaid Interest payable with respect thereto, shall be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Notes as described in clause (iv);

(vi) the procedures the holder must follow under this Section 3.05;

(vii) briefly, the conversion rights of the Notes, and whether, at the time of such notice, the Notes are eligible for conversion;

(viii) that, unless the Company defaults in making payment of such Change in Control Repurchase Price, Interest on Notes covered by any Change in Control Repurchase Election will cease to accrue on and after the Change in Control Repurchase Date;

(ix) the CUSIP number of the Notes; and

(x) the procedures for withdrawing a Change in Control Repurchase Election (as specified in Section 3.08).

At the Company’s request, which shall be made at least five Business Days prior to the date by which the Change in Control Repurchase Notice is to be given to the holders in accordance with this Section 3.05 and at the Company’s expense, the Trustee shall give the Change in Control Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Change in Control Repurchase Notice shall be prepared by the Company.

If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the applicable procedures that apply to the repurchase of Global Notes.

(c) For a Note to be so repurchased at the option of the holder upon a Change in Control, the Paying Agent must receive such Note with the form entitled “Option to Elect Repurchase Upon a Change in Control” (a “Change in Control Repurchase Election”) on the reverse thereof duly completed, together with such Note duly endorsed for transfer, on or before the close of business on the third Business Day prior to the Change in Control Repurchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding.

The Company shall repurchase from the holder thereof, pursuant to this Section 3.05, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of a portion of a Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by its delivery to the Paying Agent of the Change in Control Repurchase Price, together with accrued and unpaid Interest thereon, on or prior to the Change in Control Repurchase Date, to be received by the holder promptly following the later of the Change in Control Repurchase Date and the time of delivery or book-entry transfer of the Note to the Paying Agent in accordance with this Section 3.05.

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Change in Control Repurchase Election contemplated by this Section 3.05(c) shall have the right to withdraw such Change in Control Repurchase Election at any time prior to the close of business on the Business Day prior to the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.08.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Election or written withdrawal thereof.

Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.05 shall be satisfied if a third party makes an offer to repurchase Outstanding Notes after a Change in Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.05 and such third party purchases all Notes properly tendered and not withdrawn pursuant to the requirements of this Section 3.05.

Not more than 30 days after the occurrence of a Change in Control, the Company shall use its reasonable best efforts to either (i) obtain the consents under all existing indebtedness required to permit the repurchase of the Notes pursuant to any Change in Control Repurchase Notice or (ii) repay in full all existing indebtedness and terminate all commitments under all existing indebtedness, in each case the terms of which would prohibit the repurchase of the Notes pursuant to any Change in Control Repurchase Notice.

Section 3.06. Repurchase of Notes by the Company at Option of Holders on Specified Dates.

(a) On each of July 15, 2009, July 15, 2014 and July 15, 2019 (each, a “Company Repurchase Date”), each holder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000. The Company shall repurchase such Notes at a price (the “Company Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest up to but not including the Company Repurchase Date; provided that if the applicable Company Repurchase Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for repurchase on such date.

(b) On or before thirty (30) Business Days prior to each Company Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must contain the information listed in this Section 3.06(b) and be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the “Company Repurchase Notice”) to each holder of Notes at its last address as the same appears on the Note Register, and to beneficial owners as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Company Repurchase Notice shall state, among other things:

(i) the Company Repurchase Price, excluding accrued and unpaid Interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Notes on the Company Repurchase Date;

(ii) the Company Repurchase Date;

(iii) the last date on which a holder may exercise the repurchase right;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes as to which a Company Repurchase Election has been given by the holder may be converted into Common Shares only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Notes are otherwise convertible in accordance with Section 15.01;

(vi) that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Company Repurchase Date (or any such later time as may be required by applicable law);

(vii) a description of the procedures which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

(viii) the CUSIP, ISIN or similar number or numbers of the Notes (if then generally in use); and

(ix) briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.06.

(c) Notes shall be repurchased pursuant to this Section 3.06 at the option of the holder upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a “Company Repurchase Election”) in the form set forth on the reverse of the Note at any time from the opening of business twenty (20) Business Days preceding the Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date stating:

(A) if certificated, the certificate numbers of the Notes which the holder shall deliver to be repurchased;

(B) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

(C) that such Notes shall be repurchased as of the Company Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), in the Borough of Manhattan such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefor; provided that such Company Repurchase Price shall be so paid pursuant to this Section 3.06 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If the Notes are not in certificated form, holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.

Section 3.07. [Reserved].

Section 3.08. Conditions and Procedures for Repurchase at Option of Holders.

(a) The Company shall repurchase from the holder thereof, pursuant to Section 3.05 or Section 3.06, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note. Upon presentation of any Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented not repurchased.

(b) On or prior to a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of immediately available money sufficient to repurchase on the Repurchase Date all the Notes or portions thereof to be repurchased on such date at the Repurchase Price; provided that if such deposit is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.

If, on the day immediately following the Repurchase Date, the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds money sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof for which the requirements set forth in Section 3.05(c) or Section 3.06(c)(i), as applicable, have been satisfied and are to be repurchased, then, on and after such Repurchase Date (i) such Notes will cease to be Outstanding, (ii) Interest on such Notes will cease to accrue (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Repurchase Price upon transfer or delivery of the Notes).

(c) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of a Repurchase Election, the holder of the Note in respect of which such Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such holder, subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five (5) Business Days) following the later of (x) the Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.05(c) or Section 3.06(c), as applicable) and (y) the time of book-entry transfer or delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.05(c) or Section 3.06(c), as applicable. Notes in respect of which a Repurchase Election has been given by the holder thereof may not be converted into Common Shares pursuant to Article 15 hereof on or after the date of the delivery of such Repurchase Election unless such notice has first been validly withdrawn.

(d) Notwithstanding anything herein to the contrary, any holder delivering to the office of the Trustee (or other Paying Agent appointed by the Company) a Change in Control Repurchase Election or a Company Repurchase Election shall have the right to withdraw such election, in whole or in part, at any time prior to (1) the close of business on the Business Day prior to the Change in

Control Repurchase Date or (2) the close of business on the Company Repurchase Date, as the case may be (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:

(i) the principal amount of the Note with respect to which such notice of withdrawal is being submitted,

(ii) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note, and

(iii) the principal amount, if any, of such Note which remains subject to the original Change in Control Repurchase Election or Company Repurchase Election, as the case may be, and which has been or will be delivered for repurchase by the Company.

If the Notes are not in certificated form, holders must provide notice of their withdrawal in accordance with the appropriate procedures of the Depositary.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.

(e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Notes in the event of a Change in Control or on any Company Repurchase Date. If then required by applicable rules, the Company will file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase Notes.

(f) There shall be no repurchase of any Notes pursuant to Section 3.05 or Section 3.06 if there has occurred at any time prior to, and is continuing on, the Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective holders thereof any Notes (x) with respect to which a Repurchase Election has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

(g) The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 13.03, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08(b) exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(h) In the case of a reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance to which Section 15.06 applies, in which the Common Shares of the Company are changed or exchanged as a result into the right to receive cash, securities or other property, which includes Common Shares of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such cash, securities or other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Change in Control, including without limitation the applicable provisions of this Article 3 and the definition of Change in Control, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company (in lieu of the Company).

ARTICLE 4

[RESERVED]

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and Interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New

York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office and the office of agency of the Trustee in the Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can reasonably identify from its records.

Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04. Provisions as to Paying Agent. • If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(a) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.

(b) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.02 and 13.03.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 5.05. Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 5.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Shares issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Shares designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the written request of any holder or beneficial holder of the Notes or such Common Shares and it will take such further action as any holder or beneficial holder of such Notes or such Common Shares may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the written request of any holder or any beneficial holder of the Notes or such Common Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

Section 5.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (which fiscal year of the Company is presently the twelve calendar months ending December 31, 2004), a certificate complying with the requirements of Section 16.05 and signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 5.09. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

Section 5.10. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.

ARTICLE 6

NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01. Noteholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each January 1 and July 1 in each year beginning with January 1, 2005, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 6.02. Preservation and Disclosure of Lists. • The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(a) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(b) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

Section 6.03. Reports by Trustee. • Within sixty (60) days after January 1 of each year commencing with the year 2005, the Trustee shall transmit to holders of Notes such reports dated as of December 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

(a) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 6.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit, or cause the Trustee to transmit, to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 7

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 7.01. Events of Default. Subject to the provisions set forth below in this Section 7.01, each of the following events is an “Event of Default”:

(a) the failure to pay Interest on any Notes when the same becomes due and payable and the continuation of such default for a period of 30 days, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

(b) the failure to pay the principal of any Notes, when such principal becomes due and payable, at Stated Maturity, upon acceleration, upon redemption or otherwise (including the failure to make cash payments due upon conversion or make a payment to repurchase Notes tendered pursuant to a Repurchase Notice or Change in Control Repurchase Election), whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

(c) the failure to provide a Change in Control Repurchase Notice in accordance with the terms of Section 3.05(b) hereof;

(d) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the beneficial holders of at least 25% of the Outstanding principal amount of the Notes (except in the case of a default with respect to Section 12.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any of its Subsidiaries, or the payment of which is guaranteed by the Company or any of its Subsidiaries, whether such indebtedness now exists or is created after the issuance of the Notes, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness after any applicable grace period provided in such indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such indebtedness prior to its express maturity and, in either such case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least $10,000,000; provided that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(f) one or more judgments in an uninsured aggregate amount in excess of $10,000,000 shall have been rendered against the Company or any of its Subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(g) the Company, its Operating Partnership or any of its Significant Subsidiaries pursuant to or under or within the meaning of any bankruptcy law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(ii) appoints a custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties; or

(iii) orders the liquidation of the Company or any Significant Subsidiary of Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 7.01) shall occur and be continuing, the Trustee may, and at the written request of the holders of at least 25% in principal amount of Outstanding Notes determined in accordance with Section 9.04 shall, declare the principal of and accrued and unpaid Interest on all the Notes to be due and payable by notice in writing to the Company (the “Acceleration Notice”). Such notice shall specify the respective Event of Default and that it is a “notice of acceleration.” Upon the giving of an Acceleration Notice, the principal of and accrued and unpaid Interest on all the Notes shall become immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 7.01 occurs and is continuing, then all unpaid Obligations on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the holders of a majority in aggregate principal amount of the Notes at the time Outstanding may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts then due and owing pursuant to Section 8.06 and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (d) of Section 7.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 7.02. Payments of Notes on Default; Suit Therefor. The Company covenants that • in case default shall be made in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or • in case default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, repurchase, acceleration, declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or Interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.06. Until such demand by the Trustee, the Company may pay the principal of and Interest on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the principal and Interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution and all other amounts then due and owing pursuant to Section 8.06. To the extent that such payment of reasonable compensation, expenses, advances and disbursements and amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 7.03. Application of Monies Collected by Trustee. Any monies or other property collected by the Trustee pursuant to this Article 7, or any monies or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 8.06;

SECOND: In case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of Interest on the Notes in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and Interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and Interest without preference or priority of the principal over Interest, or of Interest over the principal, or of any installment of Interest over any other installment of Interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid Interest; and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 7.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and accrued and unpaid Interest on such Note on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. Upon provision of indemnity from the holders reasonably satisfactory to the Trustee, the holders of a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders. This Section 7.07 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA. The holders of a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 9.04 may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest on, or the principal amount of, the Notes, (ii) a failure by the Company to convert any Notes into Common Shares, cash or a combination of cash and Common Shares of the Company or (iii) a default in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the holders of each or all Notes then Outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.08. Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of or Interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders. For the purpose of this Section 7.08, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law)

shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time Outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or Interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

ARTICLE 8

THE TRUSTEE

Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes; and

(e) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

The Trustee shall not be deemed to have knowledge or notice of any default (as defined in Section 7.08) or Event of Default hereunder unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notice of such default or Event of Default from the Company or the holders of at least 10% in aggregate principal amount of the Notes and such notice refers to such default or Event of Default, the Notes and the Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01.

Section 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Trustees may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action which it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

Section 8.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 8.05. Monies to Be Held in Trust. Subject to the provisions of Section 13.03, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than franchise taxes and taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses (including attorneys’ fees and expenses) of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses (including attorneys’ fees and expenses), disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(g) with respect to the Company occurs, the reasonable expenses (including attorneys’ fees and expenses) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 8.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest with ninety (90) days, apply to the Commission for permission to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company (or the former trustee, at the written direction and the expense of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12. Succession by Merger. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any Person succeeding to all or substantially all of the corporate trust business of the Trustee, such Person shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE 9

THE NOTEHOLDERS

Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and Interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 9.04. Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Section 9.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10

MEETINGS OF NOTEHOLDERS

Section 10.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Trustees, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by it; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the Outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Trustees, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to comply with Article 12 or Section 15.06;

(b) to cure any ambiguity, omission, defect or inconsistency in this Indenture;

(c) to make any other change that does not adversely affect the rights of any holder in any material respect; provided that any change to conform this Indenture to the Offering Memorandum shall be deemed not to adversely affect the rights of any holder;

(d) to make provisions with respect to the conversion right of the holders pursuant to the requirements of Section 15.01;

(e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(f) to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA; or

(g) to irrevocably specify its election for settling future Conversion Obligations pursuant to Section 15.03(a); provided that a supplemental indenture making such election pursuant to this Section 11.01(g) may further provide that such election may not be amended, rescinded or superceded by a subsequent supplemental indenture approved or adopted pursuant to this Article 11 or otherwise.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Trustees certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 11.02.

Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

Section 11.02. Supplemental Indenture With Consent of Noteholders. The Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The holders of a majority in aggregate principal amount of the Notes at the time Outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 11.02 below, and waive any past Event of Default under this Indenture and its consequences, except a default in the payment of the principal of, or Redemption Price, Repurchase Price, Change in Control Repurchase Price of, or any interest on, any Note, or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the holder of each Outstanding Note affected.

Without the consent of each holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 7.07 may not:

(a) change the Stated Maturity of, or any payment date of any installment of Interest on, any Note;

(b) reduce the principal amount or Redemption Price of, or the rate of Interest on, any Note, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Note;

(c) change the currency for payment of principal of, or Interest on, any Note;

(d) impair the right to institute suit for the enforcement of any payment of any amount with respect to any Note when due;

(e) adversely affect the conversion rights provided in Article 15;

(f) modify the provisions of this Indenture requiring the Company to make an offer to repurchase Notes upon a Change in Control pursuant to Section 3.05, or to repurchase the Notes at the option of the holders pursuant to Section 3.06;

(g) reduce the percentage of principal amount of the Outstanding Notes necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

(h) waive a default in the payment of any amount or Common Shares with respect to any Note when due (except as provided in Section 7.01); or

(i) make any changes to Section 7.07, this Section 11.02 or Section 15.01.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Trustees certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust

Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Trustees, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.12) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is otherwise authorized or permitted by this Indenture.

ARTICLE 12

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01. Company May Consolidate on Certain Terms. Subject to the provisions of Section 12.02 and Section 12.03 the Company shall not consolidate with or merge with or into any other Person or sell, lease exchange or otherwise transfer (in one transaction or a series of related transactions) all or substantially all of its properties and assets to any other Person, unless:

(a) • the Company shall be the resulting or surviving Person or • the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease, exchange or other transfer all or substantially all of the properties and assets of the Company • shall be a corporation, limited partnership, limited liability company or other business entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and • shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, lease, exchange or other transfer is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and except for obligations the Company may have under a supplemental indenture pursuant to Section 11.05, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 11.05, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company, as applicable.

Section 12.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the payment of the principal of and Interest on all of the Notes and the performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of American Financial Realty Trust any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.03. Opinion of Counsel to be Given Trustee. The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, exchange or other transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 12 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

ARTICLE 13

SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01. Discharge of Indenture. When • the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or • all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Trustee or with one or more Paying Agents or Conversion Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04), in trust, funds sufficient to pay all amounts due and owing on Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to • remaining rights of registration of transfer, substitution and exchange and conversion of Notes, • rights hereunder of Noteholders to receive payments of principal of and Interest on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and • the rights, obligations and immunities of the Trustee hereunder, including those pursuant to Section 8.06), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 13.02. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 13.03. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or Interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or Interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

ARTICLE 14

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND TRUSTEES

Section 14.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, trustee or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 15

CONVERSION OF NOTES

Section 15.01. Right to Convert. • Subject to and upon compliance with the provisions of this Indenture, at any time prior to the close of business on July 15, 2024, the holder of any Note shall have the right, at such holder’s option, to convert each $1,000 principal amount of the Notes and integral multiples thereof, into fully paid and non-assessable Common Shares (as such shares shall then be constituted) at the Conversion Rate in effect at such time, subject to Section 15.01(d) and subject to the Company’s ability to elect to deliver cash or a combination of cash and Common Shares in lieu of Common Shares pursuant to Section 15.03, by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 15.01 and in the manner provided in Section 15.02. The Notes shall be convertible only during the following periods upon the occurrence of one of the following events:

(i) during any fiscal quarter (but only during such fiscal quarter) commencing after the Original Issue Date, if the Last Reported Common Share Price for the Common Shares for at least twenty (20) Trading Days during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter is greater than 120% of the Conversion Price on such last Trading Day;

(ii) such Note has been called for redemption by the Company and the redemption has not yet occurred, so long as the holder surrenders such Note for conversion prior to the close of business on the date that is two Business Days prior to the applicable Redemption Date, even if the Note is not otherwise convertible at such time;

(iii) during the five (5) Trading Day period immediately after any five (5) consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes, as determined following a request by a holder in accordance with the procedures described below, for each day of the Measurement Period was less than 95% of the product of the Conversion Rate then in effect and the Last Reported Common Share Price of the Common Shares for each day during such period; provided that if, on the date of any conversion pursuant to this Section 15.01(a)(iii) the Last Reported Common Share Price of the Common Shares is greater than the Conversion Price then in effect but less than 120% thereof, then the holders of Notes surrendered for conversion will receive, an amount in cash, Common Shares, or a combination thereof, equal to the principal amount of the Notes converted, plus accrued and unpaid Interest, up to but not including the Conversion Date (a “Principal Value Conversion”). Any Common Shares delivered upon a Principal Value Conversion will be valued at the greater of the Effective Conversion Price on the applicable Conversion Date and the average of the Last Reported Common Share Prices of Common Shares for a five Trading Day period starting on the third Trading Day following the Conversion Date (the “Applicable Share Price”); or

(iv) as provided in Section (b) of this Section 15.01.

In connection with any conversion pursuant to Section 15.01(a)(iii), the Trustee shall have no obligation to determine the Trading Price of the Notes unless the Company has requested it in writing to do so, and the Company shall have no obligation to make such request unless a holder provides the Company with reasonable evidence that the Trading Price per Note on any date would be less than 95% of the product of the Last Reported Common Share Price of the Common Shares and the Conversion Rate then in effect. If such evidence is presented, the Company will instruct the Trustee to obtain the bids (in the manner described in the definition of Trading Price in Section 1.01) beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 95% of the product of the Last Reported Common Share Price of the Common Shares and the Conversion Rate.

The Company or its designated agent shall determine on a daily basis during the time period specified in Section 15.01(i) whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Notes shall be so convertible, the Company shall promptly deliver to the Trustee (or other Conversion Agent appointed by the Company) written notice thereof. Whenever the Notes shall become convertible pursuant to this Section 15.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 16.03, and the Company shall also publicly announce such information by publication on the Company’s Web site or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to Section 15.01☐ hereof, and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 15.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 15.01☐ hereof.

(b) In addition, if:

(i) • the Company distributes to all holders of Common Shares rights, warrants or options entitling them (for a period commencing no earlier than the date of distribution and expiring not more than 60 days after the date of distribution) to subscribe for or purchase Common Shares at a price less than the average Last Reported Common Share Price for the ten 10 Trading Days immediately preceding, but not including the date such distribution was first publicly announced, or (B) the Company distributes to all holders of Common Shares cash, other assets, evidences of Company indebtedness, rights or warrants to purchase or subscribe for capital stock or other securities of the Company, where the fair market value of such distribution per Common Share (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value) exceeds 15% of the Last Reported Common Share Price on the Trading Day immediately preceding the date such distribution was first publicly announced, then, in either case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than twenty (20) Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place; provided that no adjustment of the Conversion Price will be made nor will a holder be able to convert if such holder will otherwise participate in such distribution without conversion;

(ii) the Company consolidates with or merges with or into another Person, is a party to a binding share exchange or transfers all or substantially all of its properties and assets, in each case pursuant to which the Common Shares are converted into cash, securities or other property, then the Notes may be surrendered for conversion at any time from and after the effective date (“Effective Date”) of the transaction until and including the date that is thirty (30) days after the Effective Date (or if such consolidation, merger, share exchange or transfer also constitutes a Change in Control, until the Change in Control Repurchase Date corresponding to such Change in Control). The Board of Trustees shall determine the Effective Date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company by publication on its Web site or through such other public medium as it may use at that time not later than two (2) Business Days prior to the Effective Date;

(c) A Note in respect of which a holder is electing to exercise its option to require repurchase upon a Change in Control pursuant to Section 3.05 or repurchase pursuant to Section 3.06 may be converted only if such holder withdraws its election in accordance with Section 3.08(d). A holder of Notes is not entitled to any rights of a holder of Common Shares until such holder has converted its Notes into Common Shares, and only to the extent such Notes are deemed to have been converted to Common Shares under this Article 15.

(d) If a Noteholder elects to convert its Notes in connection with a specified corporate transaction pursuant to Section 15.01(b)(ii) that occurs on or prior to July 15, 2009, which constitutes a Change in Control (other than relating to the composition of our Board of Trustees as described in clause (a) of the definition of Change in Control in Section 1.01) and 10% or more of the fair market value of the consideration for the common shares (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, then the Conversion Price of the Notes being converted by such Noteholder at that time shall be adjusted so that such Noteholder will be entitled to receive a number of Common Shares equal to the sum of (A) the aggregate principal amount of the Notes to be converted divided by the Conversion Price per $1,000 principal amount of Notes and (B) the number of additional Common Shares (the “Additional Shares”) determined in the manner set forth below, subject in each case to the Company’s payment elections as described in Section 15.03; provided that if the Common Share Price in such transaction is equal to or greater than $30.00 or less than $14.05 (subject in each case to adjustment as described below), the number of Additional Shares shall be zero. For the avoidance of doubt, the adjustment provided for in this Section 15.01(d) shall only be made with respect to the Notes being converted with such Change in Control and shall not be effective as to any Notes not so converted.

The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the Common Share Price; provided that if the Common Share Price is between two Common Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Common Share Price amounts and the two dates, as applicable, based on a 365-day year.

The Common Share Prices set forth in the first row of the table (i.e., column headers) in Schedule A hereto and set forth in the proviso at the end of paragraph (d) above will be adjusted as of any date on which the Conversion Price of the Notes is adjusted pursuant to Section 15.05. The adjusted Common Share Prices will equal the Common Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment giving rise to the Common Share Price adjustment and the denominator of which is the Conversion Price as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Price as set forth Section 15.05.

Notwithstanding the foregoing, in no event will the total number of Common Shares issuable upon conversion exceed approximately 71.1744 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Price as set forth in Section 15.05.

Section 15.02. Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Form of Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 15.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued, and to whom the cash payable on such conversion shall be delivered, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.07.

In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 15.02 and any transfer taxes if required pursuant to Section 15.07.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, but no later than the five (5) Business Days after the Conversion Date (as defined below), subject to Section 15.03 hereof and subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver through the Conversion Agent to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 5.02, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article 15, or if the Common Shares are eligible for transfer through The Depository Trust Company, the Company shall make a book-entry transfer of such number of Common Shares through The Depository Trust Company, and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, calculated by the Company as provided in Section 15.03. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to it, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

Any Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment by the holder, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Change in Control that is after a Regular Record Date and prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note. Except as provided above in this Section 15.02, no payment or other adjustment shall be made for Interest accrued on any Note converted or for dividends or distributions on any shares issued upon the conversion of such Note as provided in this Article 15.

Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

Upon the conversion of a Note, that portion of the accrued and unpaid Interest with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Shares (together with the cash payment, if any in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Note and the accrued and unpaid Interest, and the balance, if any, of such fair market value of such Common Shares (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.

Section 15.03. Payment Upon Conversion; Cash Payments in Lieu of Fractional Shares. • In the event that the Company receives notice of conversion on or prior to Stated Maturity or, with respect to Notes being redeemed, the applicable Redemption Date, the following procedures will apply:

If the Company chooses to satisfy all or any portion of the Company’s obligation (the “Conversion Obligation”) in cash, the Company will notify the holder through the Trustee of the dollar amount to be satisfied in cash at any time on or before the date that is two (2) Business Days following receipt of the notice of conversion (“Settlement Notice Period”). If the Company timely elects to pay cash to satisfy any portion of the Conversion Obligation otherwise issuable to such holder, the conversion notice may be retracted by the holder at any time during the two (2) Business Day period beginning on the day after the final day of the Settlement Notice Period (“Conversion Retraction Period”); no such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted by the holder, then settlement (in cash and/or shares) will occur no later than the third Business Day following the determination of the Applicable Share Price. Settlement amounts will be computed as follows:

(i) If the Company elects to satisfy the entire Conversion Obligation in Common Shares, the Company will deliver to holders surrendering Notes for conversion • a number of Common Shares equal to (1) the aggregate principal amount of Notes to be converted divided by 1,000 multiplied by (2) the Conversion Price (as may have been adjusted pursuant to Section 15.01(d)) and • any cash payments for fractional shares.

(ii) If the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to holders surrendering Notes for conversion cash in an amount equal to the product of:

(A) a number equal to (1) the aggregate principal amount of Notes to be converted divided by 1,000 multiplied by (2) the Conversion Price (as may have been adjusted pursuant to Section 15.01(d)), and

(B) the Applicable Share Price.

(iii) If the Company elects to satisfy in cash a portion of the Conversion Obligation other than the entire obligation, or a percentage of the Conversion Obligation other than 100%, the Company will deliver to holders surrendering Notes for conversion such cash amount (“Partial Cash Amount”) and a number of Common Shares equal to the excess, if any, of the number of shares equal to • the amount of the cash settlement determined pursuant to clause (ii) above minus such Partial Cash Amount divided by • the Applicable Share Price, together with cash in lieu of any fractional shares determined pursuant to Section 15.03(b) below.

(b) No fractional Common Shares or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the holder of Notes at the Last Reported Common Share Price on the last Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

Section 15.04. [Reserved]

Section 15.05. Adjustment of Conversion Price. The Conversion Price shall be adjusted (without duplication) from time to time by the Company as follows:

(a) In case the Company shall • pay a dividend or other distribution in Common Shares to all holders of Common Shares, • subdivide its outstanding Common Shares into a greater number of shares or • combine its outstanding Common Shares into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which it would have owned or been entitled to receive had such Note been converted immediately prior to the happening of such event. For the purposes of calculating the Conversion Price adjustment pursuant to this Section 15.05(a), holders of a Note shall be treated as if they had the right to convert the Note solely into Common Shares at the then applicable Conversion Price. An adjustment made pursuant to this Section 15.05(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution of the type described in this Section 15.05(a) is declared but not so paid or made, such adjustment to the Conversion Price shall be reversed.

(b) In case the Company shall issue to all holders of Common Shares rights, warrants or options entitling such holders (for a period commencing no earlier than the date of distribution and expiring not more than sixty 60 days after the date of distribution) to subscribe for or purchase Common Shares at a price per share less than the average Last Reported Common Share Price for the ten (10) Trading Days immediately preceding the date the distribution of such rights, warrants or options was first publicly announced by the Company, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such issue by a fraction,

(i) the numerator of which shall be the number of Common Shares outstanding on such date of public announcement, plus the number of shares which the aggregate subscription or purchase price for the total number of Common Shares offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such average Last Reported Common Share Price, and

(ii) the denominator of which shall be the number of Common Shares outstanding on such date of public announcement plus the number of additional Common Shares offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible).

Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional Common Shares actually issued for the total number of Common Shares offered. If any dividend or distribution of the type described in this Section 15.05(b) is declared but not so paid or made, such adjustment to the Conversion Price shall be reversed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at a price less than the average of the Last Reported Common Share Price for the ten (10) Trading Days immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Trustees.

(c) In case the Company shall distribute to all holders of Common Shares any shares of capital stock of the Company (other than Common Shares) or evidences of its indebtedness, other securities or other assets, or shall distribute to all holders of Common Shares, rights, warrants or options to subscribe for or purchase any of its securities (excluding (i) those rights, options and warrants referred to in Section 15.05(b); (ii) those dividends, distributions, subdivisions and combinations referred to in Section 15.05(a); and (iii) those dividends and distributions paid in cash referred to in Section 15.05(e)) (any of the foregoing hereinafter in this Section 15.05(c) called the “Distributed Assets”), then in each such case the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price on the record date for the determination of holders of Common Shares entitled to receive such distribution less the fair market value on such record date (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case applicable to one Common Share, and

(ii) the denominator of which shall be the Current Market Price on such record date,

such adjustment to become effective immediately after the record date for such distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion, in addition to the cash and Common Shares issuable upon such conversion, the distribution such holder would have received had such holder converted its Note solely into Common Shares at the then applicable Conversion Price immediately prior to the record date for such distribution.

Notwithstanding the foregoing, if the Distributed Assets distributed by the Company to all holders of its Common Shares consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (unless such capital stock or similar equity interests are distributed to holders in such distribution as if such holders had converted their notes into Common Shares), the Conversion Price shall be decreased so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction:

(i) the numerator of which shall be the average Last Reported Common Share Price over the Spinoff Valuation Period (as defined below); and

(ii) the denominator of which shall be the sum of (x) the average Last Reported Common Share Price over the ten (10) consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Shares are then listed or quoted plus (y) the average fair market value (as determined by the Board of Trustees, whose determination shall be conclusive, and described in a resolution of the Board of Trustees) over the Spinoff Valuation Period of the portion of the Distributed Assets so distributed applicable to one Common Share, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Assets such holder would have received had such holder converted each Note on the record date with respect to such distribution. If any dividend or distribution of the type described in this Section 15.05(c) is declared but not so paid or made, such adjustment to the Conversion Price shall be reversed. In any case in which this paragraph is applicable, Section 15.05(a), Section 15.05(b)and the first paragraph of this Section 15.05(c) shall not be applicable.

Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 15.05 (and no adjustment to the Conversion Price under this Section 15.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 15.05(c). If any such right or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 15.05 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued.

No adjustment of the Conversion Price shall be made pursuant to this Section 15.05(c) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed, or reserved by the Company for distribution, to holders of Notes upon conversion by such holders of Notes into Common Shares.

(d) In case the Company or any Subsidiary of the Company makes a payment to holders of Common Shares in respect of a tender or exchange offer of consideration per Common Share having a fair market value (as determined by the Board of Trustees, whose determination shall be conclusive and described in a resolution of the Board of Trustees) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Common Share Price on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Last Reported Common Share Price on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Purchased Shares”) and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Common Share Price on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, such adjustment to the Conversion Price shall be reversed.

(e) In case the Company shall declare a cash dividend or cash distribution to all or substantially all of the holders of Common Shares, and the aggregate cash dividend per Common Share in the quarter such dividend or distribution is made, including such dividend or distribution, exceeds $0.25 (the “Dividend Threshold Amount”), the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

(i) the numerator of which shall be the average of the Last Reported Common Share Price for the three (3) consecutive Trading Days ending on the Trading Day immediately preceding the record date for such dividend or distribution (the “Pre-Dividend Sale Price”), minus the difference between the full amount of such cash dividend or cash distribution applicable to one Common Share and the Dividend Threshold Amount, and

(ii) the denominator of which shall be the Pre-Dividend Sale Price,

such adjustment to become effective immediately after the record date for such dividend or distribution; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion, in addition to the cash and Common Shares issuable upon such conversion, the amount of cash such holder would have received had such holder converted its Note solely into Common Shares at the then applicable Conversion Price immediately prior to the record date for such cash dividend or cash distribution. If such cash dividend or cash distribution is not so paid or made, such adjustment to the Conversion Price shall be reversed.

(f) In the case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company (1) for an amount that increases the offeror’s ownership of Common Shares to more than twenty-five percent (25%) of the Common Shares outstanding, (2) that involves the payment by such Person of consideration per Common Share having a fair market value (as determined by the Board of Trustees, whose determination shall be conclusive, and described in a resolution of the Board of Trustees) that as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the “Offer Expiration Time”) exceeds the Last Reported Common Share Price on the Trading Day next succeeding the Offer Expiration Time, and (3) that as of the Offer Expiration Time, the Board of Trustees is not recommending rejection of the offer, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Last Reported Common Share Price on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of Common Shares outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Last Reported Common Share Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, such adjustment to the Conversion Price shall be reversed. Notwithstanding the foregoing, the adjustment described in this Section 15.05(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 12.

(g) Notwithstanding the foregoing provisions of this Section 15.05, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of a Note to convert, for any distribution described therein if the holder will otherwise participate in the distribution without conversion of such holder’s Notes.

(h) The Company may (but is not required to) make such decreases in the Conversion Price, in addition to those required by clauses (a) through (f) of this Section 15.05 as the Board of Trustees considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may decrease the Conversion Price by any amount for any period of at least twenty (20) Trading Days if the Board of Trustees shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall mail, or cause the Trustee to mail, to holders of record of the Notes a notice of the decrease at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(i) No adjustment to the Conversion Price will be made for the issuance of Common Shares, except as expressly provided for herein. For example, the Conversion Price will not be adjusted:

(i) upon the issuance of Common Shares under any present or future employee benefits plan or program of the Company; or

(ii) upon the issuance of Common Shares pursuant to (a) the exercise of any options, warrants or rights to purchase such Common Shares, (b) the exchange of any exchangeable securities for such Common Shares or (c) the conversion of any convertible securities into such Common Shares, in each case so long as such options, warrants, rights to purchase, exchangeable securities or convertible securities are outstanding as of the date on which the Notes are first issued.

To the extent the Notes become convertible into cash, assets or property (other than capital stock of the Company or securities to which Section 15.06 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

(j) All calculations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail, or cause the Trustee to mail, such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 15.05(a), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 15.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 15.05(d), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional Common Shares or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03. For purposes of this Section 15.05(l), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Shares pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(m) For purposes of this Section 15.05, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely • any reclassification or change of the outstanding Common Shares (other than a subdivision or combination to which ☐ or ☐ applies), • any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Shares shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Shares, or • any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Shares shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of a number of Common Shares issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized Common Shares are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance assuming such holder of Common Shares did not exercise his rights of election, if any, as to the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance (provided that, if the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 15.06 the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and conveyances.

If this Section 15.06 applies to any event or occurrence, Section 15.05 shall not apply.

Section 15.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 15.08. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Shares. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment decreasing the Conversion Price so that Common Shares issuable upon conversion of the Notes would be issued for less than the then par value of the Common Shares, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Shares based on such adjusted Conversion Price.

The Company covenants that all Common Shares which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Shares shall be listed on the New York Stock Exchange, Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of the Notes into Common Shares in accordance with the provisions of this Indenture, the Company covenants to list such Common Shares issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any holder of Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Price pursuant to Section 15.05; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at the address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 15.11. Shareholder Rights Plan. To the extent that the Company has a rights plan in effect upon a Noteholder’s conversion of Notes into Common Shares, the Noteholder will receive, in addition to the Common Shares, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Shares, in which case the Conversion Price will be adjusted at the time of separation as if the Company distributed to all holders of Common Shares, shares of the Company’s capital stock, evidences of indebtedness or assets as described in Section 15.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable shareholder rights agreement, to the extent necessary, to provide that upon conversion of the Notes the holders will receive, in addition to the Common Shares issuable upon such conversion, the rights which would have attached to such Common Shares if the rights had not become separated from the Common Shares under such applicable shareholder rights agreement.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 16.03. Addresses For Notices, Etc. Any request, notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to American Financial Realty Trust, 1725 The Fairway, Jenkintown, Pennsylvania 19046, Telecopier No.: (215) 887-9856, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Telecopier No.: 212-250-8614, Attention: Yana Kalachikova, Trust and Securities Services; provided, however, that the Trustee shall not be deemed to have received notice until such notice is actually received.

Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Company may, at the Company’s written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date on which such notice must be given or served, be given or served by the Trustee in the name of and at the expense of the Company.

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

Section 16.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application, request or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or a certificate of public officials.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, it has made such examination or investigation as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 16.06. Legal Holidays. In any case in which the date of maturity of Interest on or principal of the Notes or the Redemption Date of any Note or any Repurchase Date with respect to any Note will not be a Business Day, then payment of such Interest on or the Principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date or the Repurchase Date, as the case may be, and no interest shall accrue for the period from and after such date.

Section 16.07. Company Responsible for Making Calculations. The Company will be responsible for making all calculations called for under this Indenture. These calculations include, but are not limited to, determination of the Last Reported Common Share Price, Trading Price, the amount of accrued and unpaid Interest payable on the Notes, and the Conversion Price of the Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Noteholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any holder upon the written request of such holder.

Section 16.08. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 16.08 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.09. No Security Interest Created. Except as provided in Section 8.06, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

Section 16.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.11. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.12. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.02 and 3.08, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.12, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 8.02, 8.03, 8.04 and 9.03 and this Section 16.12 shall be applicable to any authenticating agent.

Section 16.13. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Deutsche Bank Trust Company Americas hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

AMERICAN FINANCIAL REALTY TRUST

By:	/s/ JAMES T. RATNER
Name: James T. Ratner
Title: Senior VP and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ YANA KALACHIKOVA
Name: Yana Kalachikova
Title: Associate

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes:

	Common Share Price
Effective Date	$14.05	$15	$16	$17	$18	$19	$20	$21	$22	$23	$24	$25	$26	$27	$28	$29	$30
July 24, 2004	15.1	12.2	9.7	7.8	6.2	4.9	3.9	3.1	2.5	2.0	1.5	1.2	0.9	0.7	0.5	0.4	0.2
July 15, 2005	15.1	12.7	10.1	8.0	6.3	5.0	3.9	3.1	2.4	1.9	1.4	1.1	0.8	0.6	0.4	0.3	0.1
July 15, 2006	15.1	13.1	10.3	8.1	6.3	4.8	3.8	2.9	2.2	1.6	1.2	0.9	0.6	0.4	0.2	0.1	0.0
July 15, 2007	15.1	13.2	10.2	7.8	5.9	4.5	3.3	2.4	1.7	1.2	0.8	0.5	0.3	0.1	0.0	0.0	0.0
July 15, 2008	15.1	12.6	9.3	6.9	5.0	3.4	2.4	1.6	1.0	0.5	0.2	0.0	0.0	0.0	0.0	0.0	0.0
July 15, 2009	13.2	9.7	6.4	4.0	2.4	1.2	0.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

EXHIBIT A

[Include only for Global Notes:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities:]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF AMERICAN FINANCIAL REALTY TRUST (THE “COMPANY”) THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. SOLELY FOR PURPOSES OF APPLYING THE RELEVANT U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES, THE ISSUE PRICE OF EACH NOTE IS $980.00 PER $1,000.00 OF ORIGINAL PRINCIPAL AMOUNT, THE ISSUE DATE IS JULY 9, 2004 AND THE YIELD TO MATURITY IS 4.894% PER ANNUM, COMPOUNDED SEMI-ANNUALLY. IF THE NOTE IS NOT REPURCHASED ON OR BEFORE JULY 15, 2009, THEN SOLELY FOR PURPOSES OF APPLYING THE RELEVANT U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES, THE NOTE WILL BE TREATED AS IF IT WERE REPURCHASED ON THAT DATE AND A NEW NOTE ISSUED FOR AN AMOUNT EQUAL TO THE ADJUSTED ISSUE PRICE ON THE NOTE ON THAT DATE.

THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED JULY 9, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

AMERICAN FINANCIAL REALTY TRUST

4.375% CONVERTIBLE SENIOR NOTE DUE 2024

CUSIP: 02607PAA5

No.	principal amount $[300,000,000]

American Financial Realty Trust, a real estate investment trust, duly organized and validly existing under the laws of the State of Maryland (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum set forth on Schedule I hereto on July 15, 2024 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay regular interest, semiannually on January 15 and July 15 of each year, commencing January 15, 2005, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 4.375%, from January 15 or July 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from July 9, 2004 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any January 1 or July 1, as the case may be, and before the following January 15 or July 15, this Note shall bear regular interest, if any, from such January 15 or July 15; provided that if the Company shall default in the payment of interest due on such January 15 or July 15, then this Note shall bear interest from the next preceding January 15 or July 15 to which interest has been paid or duly provided for; and provided further that if no interest has been paid or duly provided for on this Note, then this Note shall bear interest from July 9, 2004. Except as otherwise provided in the Indenture, Interest payable on the Note pursuant to the Indenture on any January 15 or July 15 will be paid to the Person entitled thereto as it appears in the Note Register at the close of business on the Regular Record Date, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding such January 15 or July 15, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate principal amount in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Company promises to pay interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) Interest at the rate of 1%, per annum, compounded semi-annually.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Shares, cash or a combination of cash and Common Shares on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AMERICAN FINANCIAL REALTY TRUST
By:
Name:
Title:

July 9, 2004

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

By:
Authorized Signatory

, or

By:
As Authenticating Agent
(if different from Trustee)

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

AMERICAN FINANCIAL REALTY TRUST

4.375% CONVERTIBLE SENIOR NOTE DUE 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.375% Convertible Senior Notes due 2024 (herein called the “Notes”), issued and to be issued under and pursuant to an Indenture dated as of July 9, 2004 (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) change the Stated Maturity of, or any payment date of any installment of Interest on, any Note; reduce the principal amount or Redemption Price of, or the rate of Interest on, any Note, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Note; change the currency for payment of principal of, or Interest on, any Note; impair the right to institute suit for the enforcement of any payment of any amount with respect to any Note when due; adversely affect the conversion rights provided in Article 15; modify the provisions of the Indenture requiring the Company to make an offer to repurchase Notes upon a Change in Control pursuant to Section 3.05, or to repurchase the Notes at the option of the holders pursuant to Section 3.06; reduce the percentage of principal amount of the Outstanding Notes necessary to modify or amend the Indenture or to consent to any waiver provided for in the Indenture; waive a default in the payment of any amount or Common Shares with respect to any Note when due (except as provided in Section 7.01); or make any changes to Section 7.07 or Section 11.02 or (ii) reduce the aforesaid percentage in principal amount of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then Outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest on or the principal of any of the Notes, (B) a failure by the Company to convert any Notes into Common Shares, cash or a combination of cash and Common Shares in accordance with the terms of the Indenture or (C) a default in respect of a covenant or provision of the Indenture which under Article 11 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then Outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without interest coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

At any time on or after July 20, 2009 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of Notes being redeemed plus accrued and unpaid Interest up to, but not including, the Redemption Date; provided that if the applicable Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the corresponding Regular Record Date instead of the holders surrendering such Notes for redemption on such date.

In no event will any Note be redeemable at the option of the Company before July 20, 2009.

The Company may not give notice of any redemption of the Notes if a default in the payment of Interest on the Notes has occurred and is continuing.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Change in Control occurs at any time prior to maturity of the Notes, this Note will be redeemable on a Change in Control Repurchase Date, specified by the Company, which shall be not less than 45 days nor more than 60 days after the date the Change in Control Repurchase Notice is given, at the option of the holder of this Note at a Change in Control Repurchase Price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid Interest thereon up to but not including the Change in Control Repurchase Date; provided that if the Change in Control Repurchase Date is between the close of business on an Interest Record Date and the opening of business on the related Interest Payment Date, accrued and unpaid Interest will be payable to the holders in whose names the Notes were registered at the close of business on the relevant Interest Record Date. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Change in Control and of the repurchase right arising as a result thereof on or before the thirty (30) days after the occurrence of such Change in Control. For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled “Form of Change in Control Repurchase Election” on the reverse thereof duly completed, together with such Note, duly endorsed for transfer at any time prior to the close of business on the third Business Day immediately preceding the Change in Control Repurchase Date.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the Notes held by such holder on July 15, 2009, July 15, 2014 and July 15, 2019 in integral multiples of $1,000 at a Company Repurchase Price of 100% of the principal amount, plus any accrued and unpaid Interest on such Note up to but not including the Company Repurchase Date; provided that if the applicable Company Repurchase Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for repurchase on such date. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Form of Company Repurchase Election” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is twenty (20) Business Days prior to such Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date, and shall deliver the Notes to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

The Company Repurchase Price to be paid on any of July 15, 2009, July 15, 2014 and July 15, 2019 and the Change in Control Repurchase Price to be paid on any Change in Control Repurchase Date shall be paid in cash, subject to the terms and conditions of the Indenture.

Holders have the right to withdraw any Change in Control Repurchase Election or a Company Repurchase Election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to (1) the close of business on the Business Day prior to the Change in Control Repurchase Date or (2) the close of business on the Company Repurchase Date, as the case may be, all as provided in the Indenture.

If money sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of any Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company), then on and after such Repurchase Date, Interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into shares of the Company’s Common Shares at an initial Conversion Rate of 56.0538 Common Shares per $1,000 principal amount of the Notes (an initial Conversion Price of approximately $17.84 per share), subject to the Company’s right to deliver, in lieu of Common Shares, cash or a combination of cash and Common Shares, as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the Common Shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by its duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Shares, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Note into Common Shares may be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

In addition, following certain corporate transactions as set forth in Section 15.01(b) that occur on or prior to July 15, 2009 and that constitute a Change in Control (other than relating to the composition of the Board of Trustees as described in clause (d) of the definition of Change in Control in Section 1.01) and for which 10% or more of the fair market value of the consideration for the Common Shares (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value) in the corporate transaction consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, a Noteholder who elects to convert its Notes in connection with such corporate transaction will be entitled to receive Additional Shares of Common Shares upon conversion in certain circumstances, subject to the Company’s payment elections set forth in the Indenture.

No adjustment in respect of Interest on any Note converted or dividends or distributions on any Common Shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of Interest to the opening of business on the immediately following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment by the holder, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Change in Control that is after a Regular Record Date and prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a Common Share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Change in Control or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Any Note called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the redemption date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued and unpaid Interest to, but not including, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into Common Shares and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or trustee or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Company agrees, and by acceptance of a Note, each beneficial holder of a Note will be deemed to have agreed to treat the Notes as indebtedness of the Company for U.S. federal income tax purposes that are subject to the regulations governing contingent payment debt instruments and to be bound (in the absence of an administrative determination or judicial ruling to the contrary) by the Company’s determination of the comparable yield and projected payment schedule within the meaning of the regulations governing contingent payment debt instruments. A holder of Notes may obtain the issue price, the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for it to the Company at the following address: American Financial Realty Trust, 1725 The Fairway, Jenkintown, Pennsylvania 19046, Attention: General Counsel.

Terms used in this Note and defined in the Indenture are used herein as therein defined. Unless otherwise provided, section references in the Note shall be references to the appropriate section of the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF

CONVERSION NOTICE

TO:	AMERICAN FINANCIAL REALTY TRUST

DEUTSCHE BANK TRUST COMPANY AMERICAS

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into Common Shares of American Financial Realty Trust in accordance with the terms of the Indenture referred to in this Note, subject to the Company’s payment elections, and directs that the shares issuable and deliverable payable upon such conversion, together with any check in payment of amounts due upon conversion or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares, any portion of this Note not converted or a check for cash payable are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Common Shares if to be issued, and Notes if to be delivered, and the name of the check to be issued, if any, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):
$
Social Security or Other Taxpayer
Identification Number:

FORM OF

CHANGE IN CONTROL REPURCHASE ELECTION

TO:	AMERICAN FINANCIAL REALTY TRUST

DEUTSCHE BANK TRUST COMPANY AMERICAS

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from American Financial Realty Trust (the “Company”) as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such principal amount or portion thereof, together with accrued Interest up to, but not including, the Change in Control Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

FORM OF

COMPANY REPURCHASE ELECTION

TO:	AMERICAN FINANCIAL REALTY TRUST

DEUTSCHE BANK TRUST COMPANY AMERICAS

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from American Financial Realty Trust (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal or portion thereof, together with accrued Interest up to, but not including, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Note is being transferred:

☐	To American Financial Realty Trust or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to American Financial Realty Trust or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by
an “eligible guarantor institution”

meeting the requirements of the Note Registrar,
which requirements include membership or
participation in the Security Transfer Agent
Medallion Program (“STAMP”) or such other
“signature guarantee program” as may be
determined by the Note Registrar in addition to, or in
substitution for, STAMP, al in accordance with the
Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Change in Control Repurchase Election, the Company Repurchase Election or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

[Include Schedule I only for a Global Note]

AMERICAN FINANCIAL REALTY TRUST

4.375% Convertible Senior Note due 2024

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian